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Freeport-McMoRan Announces
Successful Production Test at Highlander Discovery
Onshore in South Louisiana

PHOENIX, AZ, December 24, 2014 - Freeport-McMoRan Inc. (NYSE: FCX) announced today a successful production test from Freeport-McMoRan Oil & Gas’s (FM O&G) Highlander discovery, located onshore in South Louisiana in the Inboard Lower Tertiary/Cretaceous trend.  The production test, which was performed in the Cretaceous/Tuscaloosa section, indicated a flow rate of approximately 43.5 million cubic feet of natural gas per day (MMcf/d), approximately 21 MMcf/d net to FM O&G, on a 22/64th choke with flowing tubing pressure of 11,880 pounds per square inch.  FM O&G and its partners expect to begin production in 2015 using facilities in the immediate area.

As previously reported, the Highlander discovery well was drilled to a total depth of approximately 29,400 feet in first-quarter 2014.  Wireline log and core data obtained from the Wilcox and Cretaceous sand packages indicated favorable reservoir characteristics with approximately 150 feet of net pay.  FM O&G has identified multiple prospects in the Highlander area where it controls rights to more than 60,000 gross acres.

James R. Moffett, Chairman of the Board; Richard C. Adkerson, Vice Chairman, and FCX President and Chief Executive Officer; and James C. Flores, Vice Chairman, and FM O&G President and Chief Executive Officer, said, “We are pleased with the results of the Highlander production test which confirm the favorable reservoir characteristics of this discovery.  We congratulate our team on this accomplishment and we look forward to bringing this well on production in 2015.”

FM O&G is operator of the Highlander well and holds a 72.0 percent working interest and an approximate 49 percent net revenue interest.  Other working interest owners include Energy XXI LTD (Nasdaq: EXXI) (18.0%) and W. A. “Tex” Moncrief Jr. (10.0%).  The Gulf Coast Ultra-Deep Royalty Trust (Nasdaq: GULTU) holds a 3.6 percent overriding royalty interest in the Highlander area.

FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater Gulf of Mexico (GOM), onshore and offshore California and in the Haynesville natural gas shale play, and an industry-leading position in the emerging shallow water Inboard Lower Tertiary/Cretaceous natural gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX's website at "www.fcx.com.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations relating to production and sales volumes, development and

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production activities and capital expenditures. The words “anticipates,” “may,” “can,” “plans,” “believes,” "potential," “estimates,” “expects,” “projects”, "targets," “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include production rates, industry risks, regulatory changes, drilling results, weather- and climate-related risks and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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